EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Summer Infant, Inc. f/k/a KBL Healthcare Acquisition Corp. II

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2007 on the financial statements of Summer Infant, Inc. as of December 31, 2006 and for the years ended December 31, 2006 and 2005 which appear in the Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 31, 2007.

/s/Goldstein Golub Kessler LLP
New York, New York

January 14, 2009